UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2019 (June 14, 2019)
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EXICURE, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	000-55764	81-5333008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8045 Lamon Avenue
Suite 410
Skokie, IL 60077
(Address of principal executive offices)
Registrant’s telephone number, including area code: (847) 673-1700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The OTCQB Market

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Exicure, Inc. (the “Company”) was held on June 14, 2019. Shareholders voted as follows on the matters presented for a vote.

1.	The shareholders elected Helen S. Kim and C. Shad Thaxton, M.D., Ph.D. as Class II directors, to hold office until the Company’s annual meeting of stockholders in 2022, by the following votes:

Nominee	For	Withhold For All Nominees	Broker Non-Votes	For All Except Helen S. Kim	For All Except C. Shad Thaxton, M.D., Ph.D.
Helen S. Kim	26,822,852	139,286	6,944,712	0	0
C. Shad Thaxton, M.D., Ph.D.	26,822,552	139,586	6,944,712	0	0

2.	The proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accountant for 2019 was approved based upon the following votes:

	For	Against	Abstain
KPMG LLP	33,853,810	48,059	4,981

There were no broker non-votes for this proposal.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2019	EXICURE, INC.

	By:	/s/ David A. Giljohann, Ph.D.
	Name:	David A. Giljohann, Ph.D.
	Title:	Chief Executive Officer